Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-191679, 333-182703, 333-169132, 333-148060, 333-107137, 333-122114, 333-117717, 333-125565, 333-140110, 333-152591, 333-132611, 333-111894, 333-105509, 333-165958, 333-165960, 333-178592, 333-178832, 333-96813, 333-46967 and 333-91957) and Forms S-8 (Nos. 333-191680, 333-182704, 333-152284, 333-138598, 333-174392, 333-167365 and 333-93435) of Apricus Biosciences, Inc. of our report dated March 17, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, CA
March 17, 2014